Exhibit 99.1

UPHEALTH ANNOUNCES FOURTH QUARTER 2022 FINANCIAL RESULTS
Fourth Quarter Revenues Increased 20% to $40.5 million; Adjusting for Deconsolidation of Glocal, Revenue Increased 32%
Achieved Fourth Quarter Gross Margin of 45% and Adjusted EBITDA of $1.9 million
Fiscal 2022 Revenues Increased 28% to $158.8 million; Gross Margin of 44%; Adjusted EBITDA of $3.3 million
Announced Strategic Sale of Innovations Group, Inc., Delivering Significant Liquidity to UpHealth's Balance Sheet

DELRAY BEACH, Fla. – March 2, 2023 – UpHealth, Inc. (“UpHealth” or the “Company”) (NYSE: UPH), a global digital health company delivering technology platforms, infrastructure, and services to modernize care delivery and health management, today announced financial results for the fourth quarter and year ended December 31, 2022.

UpHealth Chief Executive Officer Sam Meckey said, “Our fourth quarter and full year results reflect solid growth and healthy margins. While we are pleased with the year over year growth achieved in both the fourth quarter and the full year, we missed our targets. Because of this, we conducted a comprehensive review and have developed a plan to recalibrate our business and reduce our cost structure moving forward. We are focused on conserving capital, rationalizing poorly performing legacy businesses, executing against our strategic plan, and enhancing our focus on free-cash-flow generation. We recently announced the strategic sale of Innovations Group, Inc. (“IGI”), which is expected to deliver $56 million in gross proceeds upon closing and add significant liquidity to our balance sheet in the second quarter. Additionally, since August, we reduced our headcount by 6%, we reduced our contractor and external vendor spend by $1.5 million, and we achieved over $2 million in savings from G&A consolidation. Going forward, we will focus on Telehealth, Behavioral Health, and Integrated Care, which will benefit from thoughtful investments in critical initiatives to drive sustainable and scalable growth. 2023 is a foundational year for UpHealth, as we will ensure we have the necessary foundation for a technology and technology enabled-services business that can sustainably scale.”

Fourth Quarter 2022 Financial Highlights:

•Revenues for the fourth quarter of 2022 increased 20% to $40.5 million compared to revenues for the fourth quarter of 2021 of $33.9 million and increased 32% compared to revenues of $30.7 million for the fourth quarter of 2021 after adjusting for the deconsolidation of Glocal.
•Gross margin expanded to 45%, from 18% in the fourth quarter of 2021, primarily due to cost of revenues in the Company’s Integrated Care Management segment with no corresponding revenue in the fourth quarter of 2021.
•Revenues and gross margin by segment for the fourth quarter of 2022 were:
•Virtual Care Infrastructure, which solely included the U.S. Telehealth business, generated $17.6 million of revenues (43% of total revenues), an increase of $3.8 million, with a gross margin of 51%.
•Services, which included the Behavioral Health and Pharmacy businesses, generated $19.1 million of revenues (47% of total revenues), an increase of $1.4 million, with a gross margin of 36%.
•Integrated Care Management generated $3.8 million of revenues (9% of total revenues), an increase of $1.3 million, with a gross margin of 61%.
•Operating loss for the fourth quarter of 2022 was $13.4 million, a 96% improvement compared to operating loss in the fourth quarter of 2021 of $337.0 million. This improvement primarily resulted from goodwill impairment charges taken in the three months ended December 31, 2021, that were not repeated in the current quarter, partially offset by the deconsolidation of Glocal during the third quarter of 2022.
•Adjusted EBITDA for the fourth quarter of 2022 improved by $15.7 million, to $1.9 million, compared to Adjusted EBITDA for the fourth quarter of 2021 of $(13.8) million.

Certain prior period amounts have been reclassified to conform with our current period presentation. Please refer to the discussion and tables under “Non-GAAP Financial Information.”

Year-to-Date Fourth Quarter 2022 Financial Highlights:

•GAAP revenues for the year ended December 31, 2022, were $158.8 million, a 28% increase compared to GAAP revenues for the year ended December 31, 2021, of $123.8 million, and a 7% increase compared to pro forma revenues (assumes full calendar year revenue for businesses acquired during 2021) for the year ended December 31, 2021, of $148.9 million.
•Gross margin for the year ended December 31, 2022, expanded to 44%, compared to GAAP gross margin of 32% and pro forma gross margin of 33% in the comparable year ago period, primarily due to cost of revenues recorded in the Company's Integrated Care Management segment with no corresponding revenue in the fourth quarter of 2021.
•Year-to-date revenues and gross margin by segment for the year ended December 31, 2022, were:
•Virtual Care Infrastructure generated $65.0 million of revenues (41% of total revenues), an increase of $28.4 million, with a gross margin of 46%.
•Services generated $75.8 million of revenues (48% of total revenues), an increase of $20.5 million, with a gross margin of 35%.
•Integrated Care Management generated $18.0 million of revenues (11% of total revenues), a decrease of $13.9 million, with a gross margin of 76%.
•Operating loss for the year ended December 31, 2022, was $161.4 million, a 58% improvement compared to operating loss for the comparable year ago period of $380.0 million. This improvement primarily resulted from goodwill and intangible asset impairment charges taken in the year ended December 31, 2022 of $114.1 million due to the recent change in our market valuation and financial performance from our Integrated Care Management and Services segments compared to goodwill impairment charges taken in the year ended December 31, 2021 of $297.9 million from all three segments, partially offset by the deconsolidation of Glocal in the third quarter of 2022 and higher legal expenses associated with the matter.
•Adjusted EBITDA for the year ended December 31, 2022, was $3.3 million, compared to year-to-date GAAP and pro forma Adjusted EBITDA for the year ended December 31, 2021, of $(6.5) million and $(4.0) million, respectively.
Certain prior period amounts have been reclassified to conform with our current period presentation. Please refer to the discussion and tables under “Non-GAAP Financial Information.”

Significant Fourth Quarter Business Highlights:

•The Company recorded its largest volume of telehealth use ever in the U.S. with nearly 15 million minutes of consultations, a 20% increase over Q3 2022 and an 83% increase over Q4 2021.

•Surpassed 2,800 health systems and 40,000 end points for our Martti platform.

•Served our 10,000th client at our TTC facilities in Florida and continued to expand our work with veterans and first responders.

•Filled over 250,000 MedQuest prescriptions in a year for the first time.

•Served our long-term customers in California, delivering data integration and interoperability for two of the most significant counties in the state and stand committed to executing additional business and deepening our relationships for mutual growth.

•Concluded a comprehensive review of the Company’s strategic initiatives for 2023, focusing on conserving cash, optimizing operations to ensure exemplary customer service while managing costs, strategically investing in high-growth initiatives, aligning leadership, and driving organic growth in the Company’s most profitable business units.

•Completed or reevaluated 93% of the total transformation milestones established for our business in 2022, the remaining outstanding work will be completed in the first quarter of 2023.

•Welcomed transformation and technology expert Timothy Wilde as Chief Technology Officer, healthcare veteran Melissa Frieswick as Chief Growth Officer, and Dr. Mahesh Inder Veer Singh as Executive Vice President of UpHealth International.

•Conducted the Annual Meeting of Stockholders on December 5, 2022. At that meeting, stockholders elected Sam Meckey, UpHealth’s Chief Executive Officer, and two new independent members, Mark Guinan and Luis Machuca, to the UpHealth Board of Directors. Mr. Guinan replaced Neil Miotto as the Chairman of the Audit Committee of the Board.

•Subsequent to the quarter end, the Company announced the strategic sale of IGI to Belmar Pharma Solutions, which is expected to deliver $56 million in gross proceeds upon closing, and will add significant liquidity to UpHealth’s balance sheet. This transaction represents execution against the Company’s new strategic vision and focus on scalable growth opportunities in the Telehealth, Behavioral Health, and Integrated Care businesses.

Balance Sheet and Cash Flow

On December 31, 2022, UpHealth reported $15.6 million of cash, cash equivalents and restricted cash. This does not include approximately $7.0 million in cash in India that is held in a bank account which the Emergency Arbitrator has ordered cannot be accessed by Glocal or the Company.

Fiscal 2023 Financial Outlook

We expect 2023 revenues to be in the range of $127 to $135 million. This represents growth of 5% to 12% over pro forma 2022 revenue of $121 million. For comparison purposes, both 2023 estimated revenue and 2022 pro forma revenue include five months of operations for IGI and exclude the Indian operations. In 2023, we expect gross margins to be in the range of 43% to 45% and adjusted EBITDA to be in the range of $7 to $10 million.

About UpHealth, Inc.

UpHealth is a global digital health company that delivers digital-first technology, infrastructure, and services to dramatically improve how healthcare is delivered and managed. The UpHealth platform creates digitally enabled “care communities” that improve access and achieve better patient outcomes at lower cost, through digital health solutions and interoperability tools that serve patients wherever they are, in their native language. UpHealth’s clients include global governments, health plans, healthcare providers and community-based organizations. For more information, please visit https://uphealthinc.com and follow at UpHealth Inc on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, the financial statements of UpHealth, its product offerings and developments and reception of its product by customers, the arbitration and other legal disputes involving Glocal, the closing, including its timing, of the sale of IGI, and UpHealth’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenue and the business plans of UpHealth’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the closing conditions for the sale of IGI not being satisfied, the ability of the parties to the sale of IGI to close the transaction on the expected closing date or at all, the ability of UpHealth to service or otherwise pay its debt obligations, themix of services utilized by UpHealth’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of UpHealth to expand what it does for existing customers as well as to add new customers, uncertainty with respect to how the ICA or the Indian courts shall decide various matters that are before them or that the Glocal Board will act in compliance with their fiduciary duties to their shareholders, that UpHealth will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as government responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on UpHealth’s operations, the demand for UpHealth’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. UpHealth undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities laws.

Investors Relations:
Shannon Devine (MZ North America)

Managing Director
203-741-8811
UPH@mzgroup.us

UPHEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31, 2022		December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$15,557		$58,192
Restricted cash	—		18,609
Accounts receivable, net	21,851		22,761
Inventories	161		2,928
Due from related parties	14		40
Prepaid expenses and other current assets	2,991		4,217
Assets held for sale, current	2,748		—
Total current assets	43,322		106,747
Property and equipment, net	14,069		56,072
Operating lease right-of-use assets	7,213		—
Intangible assets, net	31,362		115,313
Goodwill	159,675		284,268
Equity investment	21,200		—
Other assets	438		6,907
Assets held for sale, noncurrent	62,525		—
Total assets	$339,804		$569,307
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$17,983		$13,604
Accrued expenses	38,763		36,084
Deferred revenues	2,738		2,649
Due to related party	229		47
Income taxes payable	388		739
Related-party debt, current	—		657
Debt, current	—		22,093
Forward share purchase liability	—		18,051
Other liabilities, current	5,462		2,780
Liabilities held for sale, current	3,319		—
Total current liabilities	68,882	—	96,704
Related-party debt, noncurrent	281		331
Debt, noncurrent	145,962		98,417
Deferred tax liabilities	1,200		28,281
Warrant liabilities, noncurrent	9		252
Derivative liability, noncurrent	56		7,977
Operating lease liabilities, noncurrent	5,766		—
Other liabilities, noncurrent	3,724		3,502
Liabilities held for sale, noncurrent	7,787		—
Total liabilities	233,667		235,464

Stockholders’ Equity:
Common stock	2		1
Additional paid-in capital	688,355		665,474
Treasury stock, at cost	(17,000)		—
Accumulated deficit	(566,209)		(343,209)
Accumulated other comprehensive loss	—		(3,802)
Total UpHealth, Inc., stockholders’ equity	105,148		318,464
Noncontrolling interests	989		15,379
Total stockholders’ equity	106,137		333,843
Total liabilities and stockholders’ equity	$339,804		$569,307

UPHEALTH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues:
Services	$29,571	$24,660	$110,953	$70,223
Licenses and subscriptions	1,954	1,757	12,566	25,516
Products	8,972	7,488	35,284	28,056
Total revenues	40,497	33,905	158,803	123,795
Costs of revenues:
Services	16,051	16,163	62,954	45,139
License and subscriptions	347	6,163	1,260	19,183
Products	5,884	5,555	24,434	19,659
Total costs of revenues	22,282	27,881	88,648	83,981
Gross profit	18,215	6,024	70,155	39,814
Operating expenses:
Sales and marketing	4,329	4,202	15,951	10,638
Research and development	1,944	1,700	7,888	7,646
General and administrative	11,782	33,234	48,755	52,285
Depreciation and amortization	2,868	5,548	16,140	13,044
Stock-based compensation	1,876	638	6,464	1,048
Lease abandonment expenses	—	—	75	915
Goodwill and intangible asset impairment	1,791	297,930	114,061	297,930
Acquisition, integration, and transformation costs	7,032	(277)	22,214	36,289
Total operating expenses	31,622	342,975	231,548	419,795
Loss from operations	(13,407)	(336,951)	(161,393)	(379,981)
Other income (expense):
Interest expense	(6,194)	(5,756)	(26,500)	(19,516)
Gain on consolidation of equity investment	—	—	—	640
Loss on deconsolidation of subsidiary	—	—	(37,708)	—
Gain on fair value of derivative liability	636	3,961	7,529	53,846
Gain on fair value of warrant liabilities	52	147	242	1,595
Gain (loss) on extinguishment of debt	—	—	(14,610)	151
Other income, net, including interest income	91	450	121	492
Total other income (expense)	(5,415)	(1,198)	(70,926)	37,208
Loss before income tax benefit (expense)	(18,822)	(338,149)	(232,319)	(342,773)
Income tax benefit (expense)	(8,360)	2,080	9,384	2,437
Net loss before loss from equity investment	(27,182)	(336,069)	(222,935)	(340,336)
Loss from equity investment	—	—	—	(561)
Net loss	(27,182)	(336,069)	(222,935)	(340,897)
Less: net income (loss) attributable to noncontrolling interests	174	(21)	65	126
Net loss attributable to UpHealth, Inc.	$(27,356)	$(336,048)	$(223,000)	$(341,023)
Net loss per share attributable to UpHealth, Inc.:
Basic	$(1.82)	$(23.64)	$(15.17)	$(31.86)
Diluted	$(1.82)	$(23.64)	$(15.17)	$(31.86)
Weighted average shares outstanding:
Basic	15,030	14,214	14,699	10,703
Diluted	15,030	14,214	14,699	10,703

UPHEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the years ended December 31,
	2022	2021
Operating activities:
Net loss	$(222,935)	$(340,897)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,336	16,768
Amortization of debt issuance costs and discount on convertible debt	12,789	8,882
Stock-based compensation	6,425	1,048
Impairment of property, plant and equipment, intangible assets and goodwill	114,061	297,930
Provision for bad debt expense	1	18,617
Loss (gain) on extinguishment of debt	14,610	(151)
Loss from equity investment	—	561
Gain on consolidation of equity investment	—	(640)
Loss on deconsolidation of subsidiary	37,708	—
Gain on fair value of warrant liabilities	(4,394)	(1,595)
Gain on fair value of derivative liability	(7,529)	(53,846)
Loss on disposal of property and equipment	—	876
Deferred income taxes	(5,133)	(2,502)
Operating lease asset/liabilities	143	—
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(4,503)	(26,747)
Inventories	417	200
Prepaid expenses and other current assets	(100)	(6,909)
Accounts payable and accrued expenses	12,674	23,019
Income taxes payable	(599)	65
Deferred revenue	954	1,942
Due to related parties	(478)	1
Other current liabilities	(585)	561
Net cash used in operating activities	(24,138)	(62,817)
Investing activities:
Purchases of property and equipment	(4,571)	(3,723)
Due to related parties	(14)	497
Deconsolidated Glocal cash	(8,743)	—
Net cash acquired in acquisition of businesses	—	3,969
Net cash provided by (used in) investing activities	(13,328)	743
Financing activities:
Proceeds from merger and recapitalization transaction	—	83,909
Proceeds from debt	67,500	164,500
Repayments of debt	(48,234)	(42,645)
Proceeds from Provider Relief Funds	(10)	506
Repayment of forward share purchase	(18,521)	—
Payments of debt issuance costs	(1,475)	(8,100)
Repayments of seller notes	(18,680)	(99,207)
Payments of finance and capital lease obligations	(3,664)	(2,173)
Proceeds from equity offering	—	42,962
Proceeds from stock option exercises	—	319
Payments for taxes related to net settlement of equity awards	(95)	—
Distribution to noncontrolling interest	(139)	—
Payment of amount due to member	—	(4,200)
Net cash provided by (used in) financing activities	(23,318)	135,871
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(460)	635
Net increase (decrease) in cash, cash equivalents, and restricted cash	(61,244)	74,432
Cash, cash equivalents, and restricted cash, beginning of period	76,801	2,369
Cash, cash equivalents, and restricted cash, end of period	$15,557	$76,801

UPHEALTH, INC.
NON-GAAP FINANCIAL INFORMATION

Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). To supplement UpHealth’s condensed consolidated financial statements presented in accordance with GAAP, UpHealth presents investors with non-GAAP financial measures, including pro forma revenues, pro forma gross profit, pro forma gross margin, and adjusted EBITDA.

•Pro forma revenues consist of GAAP revenues and revenues from UpHealth’s subsidiaries prior to their acquisition.

•Pro forma gross profit and gross margin consist of GAAP gross profit and gross margin, and gross profit and gross margin from UpHealth’s subsidiaries prior to their acquisition.

•Adjusted EBITDA consists of net income (loss) attributable to UpHealth, Inc., excluding depreciation and amortization; stock-based compensation; lease abandonment expenses; goodwill and intangible asset impairments; acquisition, integration, and transformation costs; other income (expense); income tax benefit (expense); income (loss) from equity investment; net income (loss) attributable to noncontrolling interests; and other non-recurring charges to GAAP net income (loss) attributable to UpHealth, Inc. Other non-recurring charges to GAAP net income (loss) attributable to UpHealth, Inc. may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments, the cumulative effect of a change in accounting principles, or other expenses determined to be non-recurring.

UpHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to UpHealth’s financial condition and results of operations. Management believes that the items described above provide an additional measure of UpHealth’s operating results and facilitates comparisons of UpHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present, and future operating performance and as a supplemental means to evaluate UpHealth’s ongoing operations. UpHealth believes that these non-GAAP financial measures are useful to investors in their assessment of UpHealth’s operating performance.

Pro forma revenues, pro forma gross profit, pro forma gross margin, and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. You should not consider these measures in isolation or as a substitute for analysis of UpHealth’s results as reported under GAAP. UpHealth compensates for these limitations by prominently disclosing GAAP financial measures and providing investors with reconciliations from UpHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

UPHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In thousands)

	Three Months Ended December 31,
	2022	2021
Revenues	$40,497	$33,905

Gross margin	45%	18%

Net loss attributable to UpHealth, Inc.	$(27,356)	$(336,048)
Net loss attributable to noncontrolling interests	174	(21)
Net loss	(27,182)	(336,069)
Other expense	5,415	1,198
Income tax benefit	8,360	(2,080)
Loss from operations	(13,407)	(336,951)
Depreciation and amortization	4,561	6,995
Stock-based compensation	1,876	638
Contingent liability (2)	—	17,820
Acquisition, integration and transformation costs, and non-recurring expenses (3)	8,823	297,653
Adjusted EBITDA (Non-GAAP)	$1,853	$(13,845)

(1) See Non-GAAP Financial Information section for definitions of the Company’s non-GAAP financial measures.
(2) Amounts reflect contingent liability to be paid only if certain fully-reserved receivables are collected.
(3) Amounts reflect acquisition, integration and transformation costs, lease abandonment expenses, and goodwill impairment from the consolidated statements of operations, as well as other operating expenses considered to be non-recurring during the period.

	Year Ended December 31,
	2022	2021
	GAAP	GAAP	Adjustments (2)	Pro Forma (3)
Revenues	$158,803	$123,795	$25,082	$148,877

Gross margin	44%	32%	37%	33%

Net loss attributable to UpHealth, Inc.	$(223,000)	$(341,023)	$(4,317)	$(345,340)
Net loss attributable to noncontrolling interests	65	126	28	154
Net loss	(222,935)	(340,897)	(4,289)	(345,186)
Other expense	70,926	(37,208)	(1,171)	(38,379)
Income tax benefit	(9,384)	(2,437)	(99)	(2,536)
Loss from equity investment	—	561	—	561
Loss from operations	(161,393)	(379,981)	(5,559)	(385,540)
Depreciation and amortization	21,835	16,768	2,729	19,497
Stock-based compensation	6,464	1,048	—	1,048
Contingent liability (4)	—	17,820	—	17,820
Acquisition, integration and transformation costs, lease abandonment expenses, goodwill and intangible asset impairment, and non-recurring expenses (5)	136,350	337,881	5,302	343,183
Adjusted EBITDA (Non-GAAP)	$3,256	$(6,464)	$2,472	$(3,992)

(1) See Non-GAAP Financial Information section for definitions of the Company’s non-GAAP financial measures.
(2) Amounts reflect operating activity of UpHealth and subsidiaries during the period prior to each subsidiary’s acquisition date, if acquired during the period.
(3) Amounts reflect operating activity of UpHealth and subsidiaries during the period, as if acquired at the beginning of the period.
(4) Amounts reflect contingent liability to be paid only if certain fully-reserved receivables are collected.
(5) Amounts reflect acquisition, integration and transformation costs, lease abandonment expenses, and goodwill impairment from the consolidated statements of operations, as well as other operating expenses considered to be non-recurring during the period.

UPHEALTH, INC.
SEGMENT INFORMATION AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In thousands)

	Three Months Ended December 31,
	2022	2021
Revenues:
Integrated care management (2)	$3,780	$2,460
Virtual care infrastructure (3)(5)	17,574	13,729
Services (4)	19,143	17,716
Total	$40,497	$33,905

	Three Months Ended December 31,
	2022	2021
Gross Profit:
Integrated care management (2)	$2,302	$(4,167)
Virtual care infrastructure (3)(5)	8,939	4,689
Services (4)	6,974	5,502
Total	$18,215	$6,024

	Three Months Ended December 31,
	2022	2021
Gross Margin %:
Integrated care management (2)	61%	(169)%
Virtual care infrastructure (3)(5)	51%	34%
Services (4)	36%	31%
Total	45%	18%

	Year Ended December 31,
	2022	2021
	GAAP	GAAP	Adjustments (7)	Pro Forma (8)
Revenues:
Integrated care management (2)	$18,010	$31,886	$—	$31,886
Virtual care infrastructure (3)(5)	64,997	36,569	15,604	52,242
Services (4)	75,796	55,340	9,477	64,817
Total	$158,803	$123,795	$25,081	$148,945

	Year Ended December 31,
	2022	2021
	GAAP	GAAP	Adjustments (7)	Pro Forma (8)
Gross Profit:
Integrated care management (2)	$13,687	$10,316	$—	$10,316
Virtual care infrastructure (3)(5)	29,882	12,633	6,096	18,729
Services (4)	26,586	16,865	3,157	20,022
Total	$70,155	$39,814	$9,253	$49,067

	Year Ended December 31,
	2022	2021
	GAAP	GAAP	Adjustments (7)	Pro Forma (8)
Gross Margin %:
Integrated care management (2)	76%	32%	n/a	32%
Virtual care infrastructure (3)(5)	46%	35%	39%	36%
Services (4)	35%	30%	33%	31%
Total	44%	32%	37%	33%

UPHEALTH, INC.
SEGMENT INFORMATION AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In thousands)

(1)	See Non-GAAP Financial Information section for definitions of the Company’s non-GAAP financial measures.

Segment Information
The Company’s business is organized into three operating business segments:
Integrated Care Management—through the Thrasys subsidiary.
Virtual Care Infrastructure—through the Cloudbreak and Glocal (other than for the six month period of July 1, 2022 through December 31, 2022) subsidiaries; and
Services—through the Innovations, BHS and TTC subsidiaries.
The reportable segments are consistent with how management views the Company’s services and products and the financial information reviewed by the chief operating decision makers. The Company manages its businesses as components of an enterprise for which separate information is available and is evaluated regularly by the chief operating decision makers in deciding how to allocate resources and assess performance.

(2)
In the Integrated Care Management segment, the Company provides its customers with an advanced, comprehensive, and extensible technology platform, marketed under the umbrella “SyntraNet” to manage health, quality of care, and costs, especially for individuals with complex medical, behavioral health, and social needs.

(3)
In the Virtual Care Infrastructure segment, the Company provides technology and process-based healthcare platforms providing its customers comprehensive primary care, specialty consultations, and translation services, through telemedicine, Digital Dispensaries, and technology-based hospital centers.

(4)
In the Services segment, the Company provide custom compounded medications for the unique needs of every patient and prescriber. The Company is a full-service pharmacy filling prescriptions from its inventory of compounded medications, as well as drugs purchased from manufacturers. Additionally, the Company provides inpatient and outpatient substance abuse and mental health treatment services for individuals with drug and alcohol addiction and other behavioral health issues. The Company offers a complete continuum of care from detoxification services, residential care, partial hospitalization programs, and intensive outpatient and outpatient programs.

(5)	As discussed in Note 1, Organization and Business, to the Company’s consolidated financial statements, the Company deconsolidated Glocal during the three months ended September 30, 2022; therefore, the financial results of Glocal as of December 31, 2021 and for the period from March 26, 2021 to December 31, 2021, and the period from January 1, 2022 to June 30, 2022 are included in the Company’s consolidated financial statements, and the financial results of Glocal as of December 31, 2022 and for the three and six months then ended are not included in the Company’s unaudited condensed consolidated financial statements.
(7)	Amounts reflect operating activity of UpHealth and subsidiaries during the period prior to each subsidiary’s acquisition date, if acquired during the period.
(8)	Amounts reflect operating activity of UpHealth and subsidiaries during the period, as if acquired at the beginning of the period.